UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June  16, 2020

CAPSTONE TURBINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-15957	95-4180883
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16640 Stagg Street,
Van Nuys, California		91406
(Address of principal executive offices)		(Zip Code)

(818) 734-5300

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	CPST	NASDAQ Capital Market
Series B Junior Participating Preferred Stock Purchase Rights

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐



If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01Entry into a Material Definitive Agreement

Fifth Amendment to the Note Purchase Agreement

On June 16, 2020, Capstone Turbine Corporation (the “Company”), certain subsidiaries of the Company and Goldman Sachs Specialty Lending Group, L.P. (as successor in interest to Goldman Sachs Specialty Lending Holdings, Inc.) (the “Purchaser” and collectively, the “Parties”) entered into a Fifth Amendment (the “Fifth Amendment”) to the Note Purchase Agreement, dated February 4, 2019, by and among the Parties thereto (as amended, the “Note Purchase Agreement”) in connection with the sale of senior secured notes of the Company in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). Under the Fifth Amendment, the Parties agreed to amend Section 6.21 of the Note Purchase Agreement to increase the Section 382 Ownership Shift (as defined therein) threshold to not exceed 42.0% until April 1, 2021, and 40% thereafter. All other provisions, terms and conditions of the Note Purchase Agreement remain in effect, as previously reported in the Current Report on Form 8-K filed on February 5, 2019, December 9, 2019, April 29, 2020 and May 13, 2020 which are incorporated herein by reference.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Fifth Amendment, which is filed as Exhibit 4.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Purchase Warrant for Common Shares

On June 16, 2020, the Company entered into an Amendment No. 2 to the Purchase Warrant for Common Shares (“Amendment No. 2”) with Special Situations Investing Group II, LLC (as successor in interest to Goldman Sachs & Co. LLC) (the “Warrant Holder”) that amends that certain Purchase Warrant for Common Shares originally issued by the Company to Goldman Sachs & Co. LLC, dated February 4, 2019 (the “Warrant”).

Amendment No. 2 amends the first paragraph of the Warrant to decrease the number of Warrant Shares (as defined therein) issuable under the Warrant and to decrease the exercise price from $3.80 per share to $2.61 per share (the “Per Share Warrant Exercise Price”). The Company would receive aggregate gross proceeds of approximately $1,186,312.86 if the outstanding Warrant is exercised at the new Per Share Warrant Exercise Price.

Amendment No. 2 also amends Section 2.1 of the Warrant such that the Per Share Anti-Dilution Price (as defined therein) is equal to the Per Share Warrant Exercise Price as provided in the Amendment No. 2 to the Warrant. All other terms and provisions in the Warrant remain in effect, as previously reported in the Current Report on Form 8-K filed on February 5, 2019, which is incorporated herein by reference.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to Amendment No. 2, which is filed as Exhibit 4.2 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
4.1

Fifth Amendment to the Note Purchase Agreement, dated as of June 16, 2020, by and among Capstone Turbine Corporation, certain subsidiaries of the Company and Goldman Sachs Specialty Lending Group, L.P. (as successor in interest to Goldman Sachs Specialty Lending Holdings, Inc.)

4.2	Amendment No. 2 to the Purchase Warrant for Common Shares issued in favor of Special Situations Investing Group II, LLC (as successor in interest to Goldman Sachs & Co. LLC), dated June 16, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE TURBINE CORPORATION

Date: June 16, 2020	By:	/s/ Darren R. Jamison
Name: Darren R. Jamison
Title: President and Chief Executive Officer